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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the joint proxy statement/prospectus constituting part of this Registration Statement on Form S-4 of 3Dfx Interactive of our report dated January 22, 1999, relating to the financial statements of 3Dfx Interactive, which appears in such joint proxy statement/prospectus. We also consent to the reference to us under the heading "Experts" in such joint proxy statement/prospectus.



PricewaterhouseCoopers LLP
San Jose, CA

April 14, 1999